Exhibit 99.6

Daqing Shunwei Drilling Additional Agreement
Signed Jan 01 2010

Party A: Daqing Shunwei Energy Development Limited Liability Company
Party B: Jilin Songyuan Tiancheng Drilling Engineering Co. Ltd.

Both parties agreed that Party will drill 30 more wells in addition to the original agreement which was signed on May 28 2009. Construction Period: Jan 01 2010 – Sep 30 2010.